Exhibit m.3.a

VIRTUS EQUITY TRUST

(the “Fund”)

AMENDMENT NO. 1 TO

CLASS T SHARES

DISTRIBUTION PLAN PURSUANT TO RULE 12b-1

under the

INVESTMENT COMPANY ACT OF 1940

THIS AMENDMENT made effective as of the 6th day of March, 2018 amends that certain Class T Shares Distribution Plan Pursuant to Rule 12b-1 under the Investment Company Act of 1940, dated March 1, 2017, by and for the Fund (the “Plan”) as herein below provided.

WITNESSETH:

WHEREAS, the Fund wishes to amend Appendix A of the Plan to reflect the addition of a new series of the Fund which has been approved as a party to the Plan.

NOW, THEREFORE, in consideration of the foregoing premises, the Fund hereby agrees that the Plan is amended as follows:

1.       Appendix A to the Plan is hereby replaced with Appendix A attached hereto and made a part hereof.

2.       Except as herein provided, the Plan shall be and remain unmodified and in full force and effect.

APPENDIX A

Virtus KAR Capital Growth Fund

Virtus KAR Global Quality Dividend Fund

Virtus KAR Mid-Cap Core Fund

Virtus KAR Mid-Cap Growth Fund

Virtus KAR Small-Cap Core Fund

Virtus KAR Small-Cap Growth Fund

Virtus KAR Small-Cap Value Fund

Virtus KAR Small-Mid Cap Core Fund

Virtus Rampart Enhanced Core Equity Fund

Virtus Strategic Allocation Fund

Virtus Tactical Allocation Fund